INDEPENDENT AUDITORS ' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-100329 of Zi Corporation on Form S-8 of our report dated February 27, 2004 appearing in this Annual Report on Form 20-F of Zi Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Chartered Accountants Calgary, Alberta, Canada May 18, 2004